EXHIBIT 10.2

SIXTH AMENDMENT TO
CREDIT FACILITIES AGREEMENT

      This SIXTH AMENDMENT TO CREDIT FACILITIES AGREEMENT (this “Agreement”) is entered into as of November 13, 2008 and effective as provided herein, by and among MTM TECHNOLOGIES, INC., a New York corporation, MTM TECHNOLOGIES (US), INC., a Delaware corporation, MTM TECHNOLOGIES (MASSACHUSETTS), LLC, a Delaware limited liability company, and INFO SYSTEMS, INC., a Delaware corporation (collectively, and separately referred to as, "Borrower" or "the Borrower"), and GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION ("CDF"), as Administrative Agent, and CDF, as the sole lender (the “Lender”).

Recitals:

A.	Borrower, Administrative Agent and the Lender are parties to that certain Credit Facilities Agreement dated as of August 21, 2007, as amended by the First Amendment to Credit Facilities Agreement entered into and effective as of August 21, 2007, as amended by the Second Amendment to Credit Facilities Agreement entered into and effective as of February 4, 2008, as amended by the Third Amendment to Credit Facilities Agreement entered into and effective as of February 28, 2008, as amended by the Fourth Amendment to Credit Facilities Agreement entered into as of May 16, 2008, and as amended by the Fifth Amendment to Credit Facilities Agreement entered into as of June 11, 2008 (as amended, the “Loan Agreement”).

B.	Administrative Agent, Lender and Borrower have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement

      Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is acknowledged, Borrower, Administrative Agent and the Lender hereby agree as follows:

1.     Definitions. All references to the “Agreement” or the “Loan Agreement” in the Loan Agreement and in this Agreement shall be deemed to be references to the Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.

2.     Effectiveness of Agreement. This Agreement shall become effective as of the date first written above (or such earlier date as may be expressly stated herein), but only if this Agreement has been executed by Borrower, Administrative Agent and the Lender, each of the other documents listed on Exhibit A have been duly executed and delivered to Administrative Agent in form and substance satisfactory to Lender, and if the Sixth Amendment Fee has been paid in same day funds. On the date hereof, Borrower hereby irrevocably authorizes and directs Administrative Agent to make a Revolving Loan Advance to pay the Sixth Amendment Fee.

3.     Waiver of breach of Maximum Total Funded Indebtedness to EBITDA. Borrower has notified the Administrative Agent that it breached its Maximum Total Funded Indebtedness to EBITDA covenant as set forth in Section 15.4 of the Loan Agreement for the fiscal quarter ending September 30, 2008 (the “Financial Covenant Default”).

Upon the effectiveness of this Amendment, Lender hereby waives the Financial Covenant Default. The waiver contained in this Section 3 is specific in intent and is valid only for the specific purpose for which given. Nothing contained herein obligates the Administrative Agent and the Lender to agree to any additional waivers of any provisions of any of the Loan Documents. The waiver contained in this Section 3 shall not operate as a waiver of Lender’s right to exercise remedies resulting from any other Defaults or Events of Default, whether or not of a similar nature and whether or not known to Lender.

4.      Default Rate. The parties agree that the Default Rate, which has been in effect beginning on July 1, 2008 as provided for in Fifth Amendment to Credit Facilities Agreement, was agreed to by Borrower, Administrative Agent and Lender in consideration for the agreement by Administrative Agent and the Lender to modify certain loan covenants, and not the result of any existing Default or Event of Default by Borrower, and the Default Rate shall remain in effect until the Borrower presents a quarterly Compliance Certificate (beginning with the fiscal quarter ending December 31, 2008) showing compliance with all covenants in Section 15 of the Loan Agreement and certifying that no Default or Event of Default has occurred and is continuing and, upon delivery of such a Compliance Certificate showing compliance with all such covenants and certifying that no Default or Event of Default has occurred and is continuing, the Default Rate shall no longer be in effect beginning on the first day of the month in which such Compliance Certificate is delivered to Administrative Agent. The Default Rate shall be in addition to the interest rate otherwise in effect under the Loan Agreement (as amended hereby).

5.      Amendment. The Loan Agreement is hereby amended as follows:

           5.1      Eligible Accounts.
Effective November 1, 2008, Clause (xxii) of the definition of “Eligible Accounts” is deleted in its entirety and replaced with the following:

“(xxii) any Account owing from any supplier or Vendor of any Borrower, including, without limitation under or in connection with any rebate, subsidy, incentive or similar program, including, without limitation, rebates that are owing from Cisco Systems to Borrower under the VIP Classifications “Security,” “Unified Communications” (UC), and “Wireless,”

           5.2      Revolving Loan Commitment.
Effective November 1, 2008, the first sentence of Section 3.1.1 of the Loan Agreement is deleted and replaced with the following:

“Subject to the limitations in Section 3.1.2, Section 3.6 and elsewhere herein, each Lender commits to make available to Borrower, from the Effective Date to the Revolving Loan Maturity Date, such Lender’s pro-rata share (as listed on Exhibit 3 hereto) of an "Aggregate Revolving Loan Commitment" that is initially Fifteen Million Dollars ($15,000,000), but which may decrease from time to time as provided herein, by funding such Lender’s pro-rata share of Revolving Loan Advances made from time to time by Administrative Agent as provided herein.”

           5.3      Borrowing Base.
Effective November 1, 2008, Section 3.1.4.2 of the Loan Agreement is deleted and replaced with the following:

“3.1.4.2. (i) for the period from November 1, 2008 through and including December 31, 2008, $1,750,000, and (ii) for all other times, $1,500,000; minus”

           5.4      Floorplan Loan Facility Generally.
Effective November 1, 2008, the first sentence of Section 3.2.1 of the Loan Agreement is deleted and replaced with the following:

“Each Lender shall, subject to the terms and limitations in this Section 3.2, Section 3.6, and elsewhere herein, make available to Borrower such Lender’s pro-rata share (as listed on Exhibit 3 hereto) of an "Aggregate Floorplan Loan Facility" that is initially Twenty Million Dollars ($20,000,000) but which will decrease from time to time as provided herein by funding such Lender’s pro-rata share thereof as provided for herein.”

           5.5      Adjusted LIBOR Rate.
Effective November 1, 2008, Section 4.6 of the Loan Agreement is deleted in its entirety and replaced with the following:

“4.6. Adjusted LIBOR Rate. The "Adjusted LIBOR Rate" for any LIBOR Loan is the LIBOR Rate plus the LIBOR Increment. The LIBOR Rate for each LIBOR Loan shall be determined by Administrative Agent in accordance with the terms herein. For each LIBOR Loan, the Adjusted LIBOR Rate shall fluctuate as provided for herein. The "LIBOR Rate" shall be, for each calendar week commencing on Tuesday of such week, the rate per annum, as determined by Administrative Agent, as reported by The Wall Street Journal and identified as the "London Interbank Offered Rate" for an interest period of 30 days (rounded, if necessary, to the nearest 1/10,000 of 1%), on (a) each Monday immediately preceding, or (b) if any such Monday is not a Business Day, then on the Business Day immediately preceding such Monday. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Loan, the rate per annum appearing on Reuters Screen LIBOR01 Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) for an interest period of 30 days, on (a) each Monday immediately preceding, or (b) if any such Monday is not a Business Day, then on the Business Day immediately preceding such Monday; provided, however, if more than one rate is specified on Reuters Screen LIBOR01 Page, the applicable rate shall be the arithmetic mean of all such rates (rounded, if necessary, to the nearest 1/10,000 of 1%).”

           5.6      LIBOR Increment.
Effective November 1, 2008, the first sentence of Section 4.7 of the Loan Agreement is deleted and replaced with the following:

“The LIBOR Increment shall be 3.50% .”

           5.7      EBITDA.
For all reporting periods after September 1, 2008, the definition of “EBITDA” in Section 15.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“"EBITDA" means, for any period of calculation, an amount equal to (A) the sum of (i) Net Income, (ii) Interest Expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, (vi) non-cash charges relating to any share-based compensation awards, to the extent such non-cash charges were expensed during such period in accordance with SFAS 123R or are required to be shown as an expense in any financial statements for periods prior to the effective date of SFAS 123R, and (vii) actual cash and non-cash nonrecurring severance and actual cash and non-cash nonrecurring restructuring charges for such period up to $250,000 in the aggregate in a fiscal quarter and up to $750,000 in the aggregate during the term of this Agreement, plus (B), the sum of, as approved by Administrative Agent in its reasonable discretion, (i) all nonrecurring losses under GAAP, and (ii) all extraordinary losses not otherwise related to the continuing operations of the Borrower in such period, minus (C) the sum of, as approved by Administrative Agent in its reasonable discretion, (i) all nonrecurring gains under GAAP, and (ii) all extraordinary gains and income not otherwise related to the continuing operations of the Borrower in such period. With respect to clause (A)(vii) above, such charges must be incurred in the period in which they are added back to EBITDA, and whether any such charges are added back for a period, shall be at Borrower’s discretion.”

           5.8      Minimum EBITDA.
For all reporting periods after September 1, 2008, Section 15.3 of the Loan Agreement is deleted in its entirety and replaced with the following:

“15.3. Minimum EBITDA. Each Borrower covenants that as of the last day of each fiscal quarter, for the fiscal quarter then ended, Borrower’s EBITDA shall not be less than the amounts set forth in the table below:

The Fiscal Quarter Ending On:	Minimum EBITDA
September 30, 2008	$150,000
December 31, 2008	$2,000,000
March 31, 2009	$2,000,000
June 30, 2009	$2,000,000”

           5.9      Excess Cash/Marketable Securities plus Availability.
For all reporting periods after September 1, 2008, Section 15.5 of the loan Agreement is deleted in its entirety and replaced with the following:

“15.5 Excess Cash/Marketable Securities plus Availability. Each Borrower covenants that on the last day of each calendar month that the sum of (A) the amount of cash or marketable securities permitted by Section 14.1.4 hereof, plus (B) the difference between (i) the Borrowing Base on such date, minus (ii) the sum of (a) the Swingline Loan, (b) the Floorplan Shortfall, (c) the Letter of Credit Exposure on such date (except to the extent that a Revolving Loan Advance will be used immediately to reimburse Letter of Credit Issuer for unreimbursed draws on a Letter of Credit), (d) without duplication, the outstanding Aggregate Revolving Loans, (e) the amount of the Other Creditor Indebtedness (unless an Intercreditor Agreement in form and substance satisfactory to Administrative Agent has been executed between Administrative Agent and the holder of such Other Creditor Indebtedness), and (f) the amount of Bid Bonds, shall be greater than or equal to $1,500,000; provided, however, for the September 30, 2008, October 31, 2008, November 30, 2008, and December 31, 2008, calculation dates, the foregoing amount shall be $1,250,000.”

           5.10      Exhibit 3 to the Loan Agreement.
Exhibit 3 to the Loan Agreement is deleted in its entirety and replaced with the Exhibit 3 attached to this Agreement.

           5.11      Schedule II to Compliance Certificate.
Schedule II to the Compliance Certificate attached to the Loan Agreement is deleted in its entirety and replaced with the Schedule II attached to this Agreement.

6.      General Representations and Warranties of Borrower. Each Borrower hereby represents and warrants to Administrative Agent and the Lender that (i) such Borrower’s execution of this Agreement has been duly authorized by all requisite action of such Borrower, (ii) no consents are necessary from any third parties for such Borrower’s execution, delivery or performance of this Agreement except for those already duly obtained, (iii) this Agreement, the Loan Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except to the extent that the enforceability thereof against such Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the disclosure schedule attached to the Loan Agreement, all of the representations and warranties contained in Section 11 of the Loan Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement with such exceptions as have been disclosed to Administrative Agent and the Lenders in writing, (v) there is no Existing Default, (vi) the execution, delivery and performance of this Agreement by Borrower does not violate, contravene, or conflict with any Material Law or Material Agreement, (vii) there are no Material Proceedings pending or, to the knowledge of Borrower, threatened, and (viii) since August 21, 2007, no Borrower’s Charter Documents have been amended, restated or otherwise modified in any manner which has or is reasonably likely to have a Material Adverse Effect on any Covered Person or which will or is reasonably likely to cause a Default or Event of Default.

7.      Reaffirmation; No Claims. Each Borrower hereby represents, warrants, acknowledges and confirms that (i) the Loan Agreement and the other Loan Documents remain in full force and effect, (ii) the Security Interests of the Administrative Agent under the Security Documents secure all the Loan Obligations under the Loan Agreement, continue in full force and effect, and have the same priority as before this Agreement, (iii) no Borrower has any defenses to its obligations under the Loan Agreement and the other Loan Documents, and (iv) no Borrower has any claim against Administrative Agent or the Lenders arising from or in connection with the Loan Agreement or the other Loan Documents, and each Borrower hereby releases and waives and discharges forever any such claims it may have against Administrative Agent or the Lenders arising from or in connection with this Agreement, the Loan Agreement or the other Loan Documents which have arisen or accrued on or prior to the date hereof. Until the Loan Obligations are paid in full in good funds and all obligations and liabilities of Borrower under the Loan Agreement and the Loan Documents are performed and paid in full in good funds, Borrower agrees and covenants that it is bound by the covenants and agreements set forth in the Loan Agreement, the Loan Documents and in this Agreement. Borrower hereby ratifies and confirms the Loan Obligations. This Agreement is a part of the Loan Documents.

8.      Payments. Each Borrower reaffirms, covenants and agrees to direct all Account Debtors to remit payments on their Accounts to a Lockbox, including, without limitation, the Account owing from Defense Finance and Accounting Services.

9.      Effect of Agreement. Except as expressly set forth in Section 3 hereof, the execution, delivery and effectiveness of this Agreement shall not and does not operate as a waiver of any right, power or remedy of Administrative Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents or any Existing Default or Event of Default. The execution, delivery and effectiveness of this Agreement shall not and does not act as a release or subordination of the liens and Security Interests of Administrative Agent under the Loan Documents.

10.      Payment of Fees and Expenses. Borrower shall promptly pay to Administrative Agent an amount equal to all reasonable fees, costs, and expenses, incurred by the Administrative Agent (including all reasonable attorneys fees and expenses) in connection with the preparation, negotiation, execution, and delivery of this Agreement, and any further documentation which may be required in connection herewith.

11.     Governing Law. This Agreement and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles.

12.      Patriot Act. Administrative Agent and each Lender hereby notifies the Borrowers that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), it is required to obtain, verify and record information that identifies the Borrowers and any Guarantor, which information includes the name and address of the Borrowers and any Guarantor and other information that will allow Administrative Agent and each Lender to identify the Borrowers and each Guarantor in accordance with the Act.

13.      Section Titles. The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

14.      Counterparts; Facsimile Transmissions. This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

15.      Binding Arbitration. This Agreement is subject to the binding arbitration provisions contained in the Loan Agreement and the Loan Documents as applicable to the parties hereto.

16.      Incorporation By Reference. Administrative Agent, Lender and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference.

17.	Notice—Oral Commitments Not Enforceable.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

18.	Statutory Notice-Insurance.

     UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
as Administrative Agent and sole Lender

By:	/s/ Kevin M. O’Hara
Name:	Kevin M. O’Hara
Title:	Operations Leader

MTM TECHNOLOGIES, INC., as a Borrower

By:	/s/ J.W. Braukman, III
Name:	J.W. Braukman, III
Title:	Senior Vice President and Chief Financial Officer

MTM TECHNOLOGIES (US), INC., as a Borrower

By:	/s/ J.W. Braukman, III
Name:	J.W. Braukman, III
Title:	Senior Vice President and Chief Financial Officer

MTM TECHNOLOGIES (MASSACHUSETTS), LLC, as a Borrower

By:	/s/ J.W. Braukman, III
Name:	J.W. Braukman, III
Title:	Senior Vice President and Chief Financial Officer

INFO SYSTEMS, INC., as a Borrower

By:	/s/ J.W. Braukman, III
Name:	J.W. Braukman, III
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT A

1.	Sixth Amendment to Credit Facilities Agreement.

2.	Resolutions of each Borrower, certified by the corporate secretary or assistant secretary of such Borrower, authorizing this Agreement and the transactions contemplated hereby.

3.	Payment to Administrative Agent, in same day funds, of $127,500 Sixth Amendment Fee.

4.	Amendment No. 6 to the Subordinated Indebtedness Documents.

EXHIBIT 3

LENDERS’ COMMITMENTS AND PRO-RATA SHARES

*SUBJECT TO THE TOTAL AGGREGATE FACILITY LIMIT

	TOTALS	REVOLVING LOAN	FLOORPLAN LOAN
LENDER	AGGREGATE	COMMITMENT*	FACILITY*	PRO-RATA
	FACILITY LIMIT			SHARES
GE Commercial
Distribution Finance	$34,000,000.00	$15,000,000.00	$20,000,000.00	100.000000%
Corporation

AGGREGATES	$34,000,000.00	$15,000,000.00	$20,000,000.00	100.000000%

SCHEDULE II TO COMPLIANCE CERTIFICATE

Note: the text of Section 15 of the Loan Agreement controls over any difference between this certificate and Section 15 of the Loan Agreement. Reference should be made to the Loan Agreement for more specific instructions regarding the calculation periods and how the components of the financial covenants should be calculated.

All calculations done in accordance with GAAP on a consolidated basis, in accordance with the provisions of the Credit Facilities Agreement and are based on the period ended __________________.

I.	Minimum Liquidation Recovery calculated monthly

	A.		Net Recovery
(i) (A) 100% of the face amount of all Accounts of
Borrower minus the bad debt reserve as set
forth in the Financial Statements for the most
recently ended fiscal month multiplied by (B) 100% minus (C) Dilution
			multiplied by 2 plus (D) 5% of the amount in clause (i)(C)	$
(ii) the Inventory Floorplan Value as calculated by
Administrative Agent as of the last day of the most
			recently completed fiscal month	$
(iii) 50% multiplied by total aggregate wholesale
invoice price of all of Borrower’s Inventory that is
not financed under the Floorplan Loan Facility and
			the Interim Floorplan Loan Facility	$
			(iv) an amount equal to--		$1,000,000
			(v) Net Recovery: Item (i) plus Item (ii) plus Item (iii) minus Item (iv)	$

	B.		the lesser of (i) the amount of the Aggregate
Revolving Loan Commitment as of the last day
of the most recently completed fiscal month and
(ii) the Borrowing Base as shown in the
Borrowing Base Certificate provided to Administrative
Agent closest to (but not after) the end of the most
			recently completed fiscal month	$

	C.		Item A(v) divided Item (B)

	D.		Minimum Ratio Permitted by Section 15.2		___ to 1.00

II	Minimum EBITDA calculated quarterly

	A.		EBITDA (for each fiscal quarter)
(see definition of EBITDA in Section 15.1)
		(i)	Net Income	$
		(ii)	Interest Expense	$
		(iii)	income tax expense	$
		(iv)	depreciation expense	$
		(v)	amortization expense	$
		(vi)	as approved by Administrative Agent in its
reasonable discretion nonrecurring losses under
			GAAP in such period	$
		(vii)	as approved by Administrative Agent in its
reasonable discretion all extraordinary losses not otherwise related
			to the continuing operations of the Borrower in such period	$
		(viii)	actual cash and non-cash nonrecurring severance and
actual cash and non-cash nonrecurring restructuring charges
for such period up to $250,000 in the aggregate in a
fiscal quarter and up to $750,000 in the aggregate
			during the term of this Agreement	$
		(ix)	Non-cash charges relating to any share-based compensation
awards, to the extent such non-cash charges were expensed
during such period in accordance with SFAS 123R or are
required to be shown as an expense in any financial
			statements for periods prior to the effective date of SFAS 123R	$

	(x)	as approved by Administrative Agent in its reasonable
		discretion extraordinary gains under GAAP in such period	$
	(xi)	as approved by Administrative Agent in its
reasonable discretion all extraordinary gains not otherwise related
		to the continuing operations of the Borrower in such period	$
	(xii)	Sum of items (i) through (ix) less items (x) and (xi) is EBITDA	$

B.	Minimum EBITDA Required by Section 15.3		$

C.	EBITDA for preceding 4 fiscal quarters		$

With respect to clause (A)(vii) above, such charges must be incurred in the period in which they are added back to EBITDA, and whether any such charges are added back for a period, shall be at Borrower’s discretion.

III.	Excess Cash/Marketable Securities plus Availability Section 15.5 calculated monthly
	A.	the amount of cash or marketable securities permitted
		by Section 14.1.4 hereof	$
	B.	the Borrowing Base on such date	$
	C.	the Swingline Loan,
	D.	the Floorplan Shortfall,
	E.	the Letter of Credit Exposure (except to the extent that a
Revolving Loan Advance will be used immediately to reimburse
		Letter of Credit Issuer for unreimbursed draws on a Letter of Credit)	$
	F.	without duplication, the outstanding Aggregate Revolving Loans	$
	G.	the amount of the Other Creditor Indebtedness (unless
an Intercreditor Agreement in form and substance satisfactory to Administrative Agent has been executed between Administrative
		Agent and the holder of such Other Creditor Indebtedness)	$
	H.	the amount of Bid Bonds	$
	I.	the sum of Items C, D, E, F, G and H	$
	J.	Item B minus Item I	$
	K.	the sum of Item A and Item J	$
	L.	Minimum Required by Section 15.5		$____,000

IV.	Maximum Total Funded Indebtedness to EBITDA calculated quarterly
	A.	Total Funded Indebtedness (see definition in Section 15.1)	$
	B.	EBITDA (for preceding 4 fiscal quarters) See II above	$
	C.	Ratio of VA to VB
	D.	Maximum ratio permitted by Section 15.4		___ to 1.00